UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 28, 2020

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $0.001 par value	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2020, at the recommendation of Dr. Phillip Chan, Chief Executive Officer and President, the Board of Directors of CytoSorbents Corporation (the "Company"), promoted Vincent J. Capponi, MS, the Company's Chief Operating Officer, to President and Chief Operating Officer.  Mr. Capponi will continue to report to Dr. Chan, who remains Chief Executive Officer."

In connection with his promotion to President and Chief Operating Officer, the Compensation Committee of the Company's Board of Directors approved an increase to Mr. Capponi's annual base salary to $400,000, retroactive from January 1, 2020.

Information regarding Mr. Capponi and Dr. Chan required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K is hereby incorporated by reference to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2020 (including the Part III information incorporated by reference into the Annual Report on Form 10-K from the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 20, 2020).

The Company issued a press release announcing the foregoing changes on May 4, 2020, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company, dated May 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2020	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer